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                                                               Exhibit 99.B11(a)







         CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 21, 1997, relating to the financial statements and financial highlights of The BlackRock Government Income Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

         /s/ Price Waterhouse LLP

         PRICE WATERHOUSE LLP
         1177 Avenue of the Americas
         New York, New York 10036
         August 25, 1997